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                              EXHIBIT 99.B (11)(A)


                        CONSENT OF INDEPENDENT AUDITORS

    Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.

                                      C-4


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                                   CONSENT OF
                    ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Legal Counsel and Independent Auditors" in the Statement of Additional Information and to the use, in this Post-Effective Amendment Number 2 to Registration Statement (Form N-1A, Number 33-84186) of the Fairport Funds (formerly The Roulston Family of Funds), of our report dated November 27, 1995.



ERNST & YOUNG LLP

Cleveland, Ohio
February 23, 1996



    Transfer Agent Services Agreement between The Roulston Family of Funds and Fund/Plan Services, Inc.

                                      C-5